EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076 and 333-111077 of Mylan Laboratories Inc. on Form S-8 of our report dated June 24, 2005, appearing in the Annual Report on Form 11-K of the Mylan Puerto Rico Profit Sharing Employee Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
San Juan, Puerto Rico June 29, 2005

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